UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2008

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Graham Packaging Holdings Company

Current Report on Form 8-K

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2008, Roger Prevot, President and Chief Operating Officer of Graham Packaging Company, L.P. (the “Company”), notified the Company of his intention to resign from the Company effective April 30, 2008. Pursuant to Mr. Prevot’s employment agreement, he will be entitled to (1) a severance payment equal to twice the sum of his base salary and annual bonus (determined to be the average annual bonus received over the preceding three fiscal years), paid in monthly installments of $72,759.75 for a period of 24 months, (2) a pro rata bonus for the year of termination, (3) continued health and dental benefits for a period of 24 months, (4) outplacement services for a period of 12 months and (5) full vesting of all of his unvested equity awards. Further, for a period of 12 months following his termination Mr. Prevot is subject to a covenant not to compete with the Company or solicit the Company’s clients or employees. Mr. Prevot has also agreed not to reveal the Company’s confidential information following his resignation.

In addition, in connection with Mr. Prevot’s termination of employment, Mr. Prevot and the Company entered into a letter agreement, which restates the benefits described above to be received by Mr. Prevot under Mr. Prevot’s employment agreement and provides, among other things, that Mr. Prevot will continue to provide limited specified services to the Company beyond the termination date of his employment, and in exchange, that the options to purchase limited partnership units in Graham Packaging Holdings Company (“Graham”) granted to Mr. Prevot on February 2, 1998, January 1, 1999, April 2, 2001and March 7, 2008 (collectively the “Options”) will be exercisable until the earlier of a Change in Control (as defined in Mr. Prevot’s employment agreement) or the expiration of the respective option grants. If any of the Options are not exercised as specified, such Options will be cancelled and Mr. Prevot will be unable to exercise them. Further, Mr. Prevot has agreed to unconditionally release and discharge the Company and its affiliates from present or future claims relating to his employment, except as may arise under the letter agreement or the Company’s benefit plans or as related to Mr. Prevot’s ownership interest in Graham.

In connection with Mr. Prevot’s resignation, on April 21, 2008, Mark S. Burgess was appointed to the joint position of Chief Operating Officer and Chief Financial Officer of the Company, effective April 30, 2008. Since December 2006, Mr. Burgess has served as Chief Financial Officer of the Company and Graham. Further information about Mr. Burgess is contained in the Annual Report on Form 10-K of Graham for the year ended December 31, 2007, under the caption “Advisory Committee Members; Executive Officers of the Registrant and Corporate Governance,” which information is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	The section entitled “Advisory Committee Members; Executive Officers of the Registrant and Corporate Governance” of the Form 10-K of Graham Packaging Holdings Company for the year ended December 31, 2007, incorporated herein by reference to the Form 10-K of Graham, filed with the Securities and Exchange Commission on March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2008

GRAHAM PACKAGING HOLDINGS COMPANY

BCP/GRAHAM HOLDINGS L.L.C., ITS GENERAL PARTNER

By:	/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	Chief Financial Officer, Assistant Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	The section entitled “Advisory Committee Members; Executive Officers of the Registrant and Corporate Governance” of the Form 10-K of Graham Packaging Holdings Company for the year ended December 31, 2007, incorporated herein by reference to the Form 10-K of Graham, filed with the Securities and Exchange Commission on March 31, 2008.